UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 6, 2019

MIDDLESEX WATER COMPANY

(Exact name of registrant as specified in its charter)

NEW JERSEY	0-422	22-1114430
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

485C ROUTE ONE SOUTH, SUITE 400, ISELIN, NEW JERSEY 08830

(Address of Principal Executive Offices) (Zip Code)

732-634-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MSEX	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment to the Restated Certificate of Incorporation

On September 4, 2019, the Board of Directors of Middlesex Water Company (“the Company”) approved an amendment to the Restated Certificate of Incorporation regarding the cancellation of certain series of Preferred Shares that have either been redeemed or converted into the Company’s Common Stock. The series are: (1) $8 Cumulative and Convertible Preferred Stock; (2) $7.00 Series Cumulative and Preferred Stock; and (3) $7 Cumulative and Convertible Preferred Stock. A copy of the Certificate of Amendment to the Restated Certificate of Incorporation of Middlesex Water Company is filed herein as Exhibit 3.1.

Item 8.01. Other Events

First Mortgage Bonds Issued

The Company issued $53.7 million of First Mortgage Bonds in August 2019 as part of a Loan Agreement with the New Jersey Economic Development Authority. Proceeds from the transaction will be used to fund portions of the Company’s ongoing investment in water utility infrastructure projects.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Document
3.1*	Certificate of Amendment to the Restated Certificate of Incorporation of Middlesex Water Company dated September 4, 2019.

10.50*	Copy of Loan Agreement By and Between the New Jersey Economic Development Authority and Middlesex Water Company dated as of August 1, 2019 (Series 2019A).

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

MIDDLESEX WATER COMPANY
(Registrant)

/s/Jay L. Kooper
Jay L. Kooper
Vice President, General Counsel and Secretary

Dated: September 6, 2019